UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 14, 2005

WHEELING-PITTSBURGH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	File Number 000-50300 (Commission File Number)	55-0309927 I.R.S. Employer Identification No.)

1134 Market Street, Wheeling, West Virginia (Address of principal executive offices)	26003 (Zip code)

     Registrant’s telephone number, including area code: (304) 234-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Adoption of Shareholder Rights Plan

     On February 14, 2005, Wheeling-Pittsburgh Corporation (the “Company”) entered into that certain Rights Agreement (the “Rights Agreement”) between the Company and EquiServe Trust Company, N.A., as Rights Agent. The Rights Agent presently serves as the Company’s transfer agent with respect to the Common Stock of the Company and also has been appointed transfer agent with respect to the Series A Junior Participating Preferred Stock, par value $0.001 per share of the Company, if any, that may be issued pursuant to the exercise of Rights under the Rights Agreement. The material terms and conditions of the Rights Agreement are described below in response to Item 3.03—Material Modifications to Rights of Security Holders. The response to Item 3.03 is hereby incorporated herein by reference in its entirety in response to Item 1.01 of this Current Report on Form 8-K.

Amended and Restated Retention Agreements
With Certain Executive Officers and Other Executive Employment Matters

     On February 16, 2005, the Company entered into an Amended and Restated Retention Agreement (each, an “Agreement,” and collectively, the “Agreements”) with each of James G. Bradley, President and Chief Executive Officer of the Company and Wheeling-Pittsburgh Steel Corporation, a wholly owned subsidiary of the Company (“WPSC”); Paul J. Mooney, Executive Vice President and Chief Financial Officer of the Company and WPSC; John W. Testa, Vice President, Secretary and Treasurer of the Company and Senior Vice President, Chief Restructuring Officer and Corporate Secretary of WPSC; Daniel C. Keaton, Senior Vice President, Human Resources and Public Relations of WPSC; Donald E. Keaton, Vice President, Steel Manufacturing and Procurement of WPSC; Harry L. Page, Vice President, Engineering, Technology & Metallurgy of WPSC; and Steven W. Sorvold, Vice President, Commercial, of WPSC and Chief Operating Officer of Wheeling Corrugating Company, a division of WPSC (each, an “Executive”). The Agreements supersede, in their entirety, the Post-Bankruptcy Retention Agreements, effective August 1, 2003, entered into with the Executives pursuant to the Plan of Reorganization of the Company and its subsidiaries under Chapter 11 of the US Bankruptcy Code. The Agreements are, in substance, a continuation of the terms and conditions of employment for each Executive as set forth in his Post-Bankruptcy Retention Agreement, with the following principal modifications:

•	The term of employment under each Agreement is extended until August 31, 2006;

•	In addition to any other amounts payable, an Executive will also be entitled to receive a pro rata bonus amount for the year of termination upon the occurrence of any event for which the Executive is entitled to severance payments under the Agreement;

•	The Agreements clarify that with respect to the determination of any severance amounts payable under an Agreement, the highest annualized base salary in effect for such Executive in the one year immediately preceding the termination date will be used in computing such severance amount; and

•	The Agreements, other than Mr. Bradley’s, modify the circumstances under which a change of control severance amount is payable principally to provide for a change of control severance benefit amount if the Executive resigns for any reason within the period of 30 days beginning six months immediately following a change of control of the Company or of WPSC. Additionally, these Agreements have been modified to provide for payment of a change of control severance amount, as determined under the Agreement, if at any time within one year following a change of control, the Executive resigns with good reason (as defined in each Agreement) within 60 days of having such good reason.

Separately, on February 16, 2005, the Company entered into an agreement with James E. Muldoon, Vice President, Business Development, of WPSC, providing for certain severance payments upon the occurrence of specified events following, or in connection with, a change of control of the Company or WPSC. The term of the agreement is until August 31, 2006, except as otherwise extended by agreement of the parties, or in accordance with its terms in the event of a change of control. The terms and conditions of the agreement are substantially similar to those governing change of control severance payments payable to the Executives under the Agreements. Additionally, the Company’s Compensation Committee has determined that, in the first quarter of 2005, the Company will accelerate the award of special one-time contractual bonuses payable to certain executives of the Company based upon specified milestones concerning the Company’s new electric arc furnace (“EAF”) operations. Although the EAF operations have not yet reached the specified threshold contemplated by the relevant contractual award provision, the EAF has operated at nearly double the expected production for the months of December and January.

Item 1.02 Termination of a Material Definitive Agreement.

     In connection with the entering into of the Agreements (as defined above in Item 1.01), the individual Post-Bankruptcy Retention Agreements, effective as of August 1, 2003, entered into with each of Messrs. Bradley, Mooney, Testa, Keaton, Keaton, Page and Sorvold, were terminated and superseded in their entirety by the Agreements.

Item 3.03 Material Modifications to Rights of Security Holders.

     On February 14, 2005, the Board of Directors (the “Board of Directors”) of the Company, declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock, par value $0.01 per share, of the Company (the “Common Stock”). The dividend is payable on March 2, 2005 to the stockholders of record as of the close of business on such date (the “Record Date”). Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.001 per share (the “Preferred Stock”), of the Company at a price of $120.00 per one one-thousandth (1/1,000th) of a share of Preferred Stock (as the same may be adjusted, the “Purchase Price”). The description and terms of the Rights are set forth in a Rights Agreement, dated as of February 14, 2005 (as the same may be supplemented or amended from time to time, the “Rights Agreement”), between the Company and Equiserve Trust Company, N.A., as Rights Agent (the “Rights Agent”).

     The Rights are intended to help protect the Company’s tax net operating loss carryforwards and have certain ancillary anti-takeover effects. The Rights may cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Board of Directors. Additionally, the Board of Directors may redeem the Rights, as discussed more fully below.

     Until the close of business on the earlier of (i) the tenth day after the first date of a public announcement that a person (other than an Exempted Entity (as defined below)) or group of affiliated or associated persons (an “Acquiring Person”) has acquired “beneficial ownership” (as defined in the Rights Agreement) of 4.99% or more of the shares of Common Stock then outstanding or (ii) the tenth business day (or such later date as may be determined by action of a majority of the entire Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) after the date of commencement of a tender offer or exchange offer the consummation of which would result in any person (other than an Exempted Entity) or group becoming an “Acquiring Person” (the earlier of such dates being herein referred to as the “Distribution Date”), the Rights will be evidenced by the shares of Common Stock represented by certificates for Common Stock outstanding as of the Record Date, together with a copy of the summary of rights disseminated in connection with the original dividend of Rights.

     “Exempted Entity” shall mean (1) the Company, (2) any Subsidiary (as defined below) of the Company, (3) any employee benefit plan or related trust of the Company or of any Subsidiary of the Company, (4) any trustee or fiduciary with respect to any such benefit plan or trust acting in such capacity (including without limitation serving in the capacity of investment manager or adviser thereto), or any entity, trustee or fiduciary holding Common Stock for, or pursuant to the terms of, any such plan or trust or for the purpose of funding any such plan or trust or funding other employee benefits for employees or former employees of the Company or of any Subsidiary of the Company, or (5) any Person whose ownership (together with all Affiliates and Associates of such Person) of 4.99% or more of the shares of Common Stock then outstanding will, in the judgment of a majority of the entire Board of Directors, not jeopardize or endanger the availability to the Company of its net operating loss carryforwards to be used to offset its taxable income in such year or future years (but in the case of any Person determined by the Board of Directors pursuant to this subparagraph (h)(5) only for so long as such Person continues to be an Exempted Entity, as determined by the Board of Directors in its good faith discretion); provided, however, that any Person’s status as an Exempted Entity pursuant to subparagraph (h)(5) shall cease immediately and without any action by the Board of Directors at any time that such Person’s ownership (together with all Affiliates and Associates of such Person) of Common Stock constitutes the ownership by such Person of 4.99% or more of the shares of Common Stock then-outstanding for purposes of Section 382 of the Code, or any successor provision or replacement provision.

     The Rights Agreement provides that, until the Distribution Date (or the earlier redemption, exchange or expiration of the Rights), the Rights will be transferable only in connection with the transfer of Common Stock. Until the Distribution Date (or the earlier redemption, exchange or expiration of the Rights), the surrender for transfer of any certificates for shares of Common Stock outstanding as of the Record Date, even without a notation incorporating the Rights Agreement by reference or a copy of this Summary of Rights, will also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

     The Rights are not exercisable until the Distribution Date and will expire at the earlier of the close of business on February 14, 2008, or the close of business on the date, if any, on which the Company first discloses in any filing with the Securities and Exchange Commission that the Company’s net operating loss carryforwards (or estimates thereof) for federal income tax purposes does not exceed $50 million, unless (i) the Rights Agreement is extended by the Board of Directors by the amendment of the Rights Agreement or (ii) the Rights are earlier redeemed or exchanged by the Company as described below.

     The Purchase Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock at a price, or securities convertible into Preferred Stock with a conversion price, less than the then-current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above).

     The Rights are also subject to adjustment in the event of a stock dividend on the Common Stock payable in shares of Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

     Shares of Preferred Stock purchasable upon exercise of the Rights will be redeemable. Each share of Preferred Stock will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of the greater of (a) $1.00 per share and (b) an amount equal to 1,000 times the dividend declared per share of Common Stock. In the event of liquidation, dissolution or winding up of the Company, the holders of the Preferred Stock will be entitled to a minimum preferential liquidation payment of $1,000 per share (plus any accrued but unpaid dividends) but will be entitled to an aggregate 1,000 times the payment made per share of Common Stock. Each share of Preferred Stock will have 1,000 votes, voting together with the Common Stock, with specified exceptions. Finally, in the event of any merger, consolidation or other transaction in which shares of Common Stock are converted or exchanged, each share of Preferred Stock will be entitled to receive 1,000 times the amount received per share of Common Stock. These rights are protected by anti-dilution provisions.

     Because of the nature of the Preferred Stock’s dividend, liquidation and voting rights, the value of the one one-thousandth (1/1,000th) interest in a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

     In the event that any person or group of affiliated or associated persons shall become an Acquiring Person, each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereupon become void), will thereafter have the right to receive upon exercise of a Right and payment of the Purchase Price, that number of shares of Common Stock having a market value of two times the Purchase Price.

     In the event that, after a person or group shall become an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right (other than Rights beneficially owned by an Acquiring Person which will have become void) will thereafter have the right to receive, upon the exercise thereof at the then-current exercise price of the Right, that number of shares of common stock of the entity with which the Company has engaged in the foregoing transaction (or its parent), which number of shares at the time of such transaction will have a market value of two times the Purchase Price.

     At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding shares of Common Stock or the occurrence of an event described in the prior paragraph, a majority of the entire Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group that shall have become void), in whole or in part, at an exchange ratio of one share of Common Stock, or a fractional share of Preferred Stock (or of a share of a similar class or series of the Company’s preferred stock having similar rights, preferences and privileges) of equivalent value, per Right (subject to adjustment).

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of Preferred Stock will be issued (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading day prior to the date of exercise.

     At any time prior to the earlier of (i) the close of business on the tenth (10th) calendar day following the Stock Acquisition Date (or, if the Stock Acquisition Date shall have occurred prior to the Record Date, the close of the business on the tenth (10th) calendar day following the Record Date) or (ii) the Final Expiration Date, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     For so long as the Rights are then redeemable, the Company may, except with respect to the Redemption Price, amend the Rights Agreement in any manner. After the Rights are no longer redeemable, the Company may, except with respect to the Redemption Price, amend the Rights Agreement in any manner that does not adversely affect the interests of holders of the Rights.

     Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a stockholder of the Company, including the right to vote or to receive dividends.

     The Rights Agreement between the Company and the Rights Agent specifying the terms of the Rights, which includes as Exhibit A the form of Certificate of Designations of the Series A Junior Participating Preferred Stock of the Company, as Exhibit B the form of Rights Certificate, and as Exhibit C the form of Summary of Rights to Purchase Shares of Preferred Stock, is incorporated herein by reference to Exhibit 4.1 to the Form 8-A Registration Statement filed by the Company on February 18, 2005. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to such exhibit.

     As of February 14, 2005, there were 80,000,000 shares of the Company’s Common Stock authorized and 14,434,715 shares of the Company’s Common Stock issued and outstanding. 160,000 shares of the Company’s Preferred Stock have been reserved for issuance upon the exercise of the Rights.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

     On February 14, 2005, the Board of Directors of the Company adopted a shareholder rights plan as described more fully above in Item 3.03—Material Modifications to Rights of Security Holders. In connection with adopting the shareholder rights plan, the Company filed a Certificate of Designations with the Delaware Secretary of State establishing the designations, number of shares, preferences, voting powers and other rights and the restrictions and limitations of the Preferred Stock, a form of which has been filed by the Company as an exhibit to the Rights Agreement filed as Exhibit 4.1 to the Form 8-A filed by the Company with the Securities and Exchange Commission on February 18, 2005 to register the Rights to Purchase the Preferred Stock.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit No.	Description
3.1	Form of Certificate of Designations of Series A Junior Participating Preferred Stock of Wheeling-Pittsburgh Corporation (incorporated herein by reference to Exhibit A to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A (the “Form 8-A”) filed with the Securities and Exchange Commission on February 18, 2005)

4.1	Rights Agreement, dated as of February 14, 2005, between Wheeling-Pittsburgh Corporation and EquiServe Trust Company, N.A., as Rights Agent (incorporated herein by reference to Exhibit 4.1 to the Company’s Form 8-A)

99.1	Press Release issued by Wheeling-Pittsburgh Corporation dated February 16, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 18, 2005

WHEELING-PITTSBURGH CORPORATION
By:	/s/ Paul J. Mooney
Paul J. Mooney
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Form of Certificate of Designations of Series A Junior Participating Preferred Stock of Wheeling-Pittsburgh Corporation (incorporated herein by reference to Exhibit A to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A (the “Form 8-A”) filed with the Securities and Exchange Commission on February 18, 2005)

4.1	Rights Agreement, dated as of February 14, 2005, between Wheeling-Pittsburgh Corporation and EquiServe Trust Company, N.A., as Rights Agent (incorporated herein by reference to Exhibit 4.1 to the Company’s Form 8-A)

99.1	Press Release issued by Wheeling-Pittsburgh Corporation dated February 16, 2005